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                                                                   Exhibit 10.48

       AMENDED AND RESTATED COMPANY/SUBSIDIARIES TAX ALLOCATION AGREEMENT


         THIS AMENDED AND RESTATED COMPANY/SUBSIDIARIES TAX ALLOCATION AGREEMENT (this "Agreement") is made and entered into as of November 30, 2000, by and among RIGHTCHOICE MANAGED CARE, INC., a Delaware corporation ("Parent"), and HEALTHY ALLIANCE LIFE INSURANCE COMPANY ("HALIC"), DIVERSIFIED LIFE INSURANCE AGENCY OF MISSOURI, INC. ("DLIAM"), HMO MISSOURI, INC. ("HMO Missouri"), HEALTHLINK, INC. ("HealthLink"), HEALTHLINK HMO, INC. ("HealthLink HMO"), RIGHTCHOICE INSURANCE COMPANY ("RightCHOICE Insurance"), PREFERRED HEALTH PLANS OF MISSOURI, INC. ("PHPMo"), FORTY-FOUR FORTY-FOUR FOREST PARK REDEVELOPMENT CORPORATION ("Forest Park"), R & P REALTY, INC. ("R & P") and C & S PROPERTIES, INC. ("C & S") (hereinafter referred to individually as "Subsidiary" or collectively as "Subsidiaries").

                                   WITNESSETH:

         WHEREAS, RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), HALIC, DLIAM, HMO Missouri and certain others entered into that certain Company/Subsidiaries Tax Allocation Agreement dated August 1, 1994 ("Tax Agreement"), as amended by that certain Amendment dated October 6, 1995 between RightCHOICE and HealthLink ("First Amendment"), that certain Second Amendment dated July 8, 1996 between RightCHOICE and HealthLink HMO ("Second Amendment"), that certain Third Amendment dated November 1, 1999 between RightCHOICE and RightCHOICE Insurance ("Third Amendment"), and that certain Fourth Amendment dated November 1, 1999 between RightCHOICE and PHPMo ("Fourth Amendment")(the Tax Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are collectively referred to hereinafter as the "Original Agreement");

         WHEREAS, RightCHOICE and its parent, Blue Cross and Blue Shield of Missouri (as the same may have been amended from time to time, the "BCBSMo"), entered into that certain Tax Allocation Agreement dated August 8, 1994 ("BCBSMo Agreement");

         WHEREAS, BCBSMo, Forest Park, R & P and C & S entered into that certain Tax Allocation Agreement dated September 30, 1994 (as the same may have been amended from time to time, the "BCBSMo Subsidiary Agreement");

         WHEREAS, BCBSMo merged into Parent on the effective date of this Agreement and, subsequent to that merger, RightCHOICE also merged into Parent;

         WHEREAS, as a result of the merger of BCBSMo into Parent and RightCHOICE into Parent, the successor-in-interest to BCBSMo, the parties desire to terminate and replace the BCBSMo Agreement and the BCBSMo Subsidiary Agreement, to add Forest Park, R & P and C & S as parties to the Original Agreement and to amend and restate the Original Agreement as hereinafter provided;

         WHEREAS, to the extent this Agreement conflicts or is inconsistent with any term or condition of the Original Agreement, the terms and conditions of this Agreement shall supersede such term or condition in the Original Agreement;

         WHEREAS, Parent and Subsidiaries are members of an affiliated group of corporations within the meaning of section 1504(a)(1) of the Internal Revenue Code of 1986 (the "Code");

         WHEREAS, Parent and its eligible subsidiaries (the "Consolidated Group") have elected and consented to file consolidated Federal income tax returns; and
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         WHEREAS, the parties to this Agreement wish to agree on the payment of tax liabilities between Parent and the Subsidiaries in a manner pursuant to which each Subsidiary pays Parent an amount of Federal income tax based upon the amount of Federal income taxes which would be payable by the Subsidiary if it filed a separate Federal income tax return, which includes the income, gain, loss and deductions of Subsidiary.

         NOW, THEREFORE, Parent and Subsidiary hereby agree as follows:

I.       Consolidated Return.

         Parent and the Subsidiaries, have elected to file consolidated Federal income tax returns for the taxable period ending December 31, 2000, and for any subsequent taxable period for which the Consolidated Group is permitted to file a consolidated Federal income tax return.

         Each of the Subsidiaries agrees to file such consents and other documents and to take such action as may be necessary to carry out the purposes and provisions of this paragraph.

II.      Calculation of Separate Company Federal Income Tax Liability.

         A. Beginning with the period ended December 31, 2000, and for each tax year thereafter, each Subsidiary will calculate the Federal income tax liability for such Subsidiary (for the period during which such Subsidiary was a direct or indirect subsidiary of Parent), without considering the Federal alternative minimum tax ("AMT"), as if such Subsidiary were to file a separate Federal income tax return for such period, as modified by the provisions of paragraph B below.

         B.       In so computing the Federal income tax liability of each
                  Subsidiary:

                  1. Except as otherwise provided herein, "separate company taxable income (loss)" shall be determined as if the Subsidiary was filing a separate tax return, and the term will not have the same meaning as described in Regulation Section 1.1502-12.

                  2. Any dividends received by one corporation in the Consolidated Group from another corporation in the Consolidated Group will be assumed to qualify for the 100% dividend received deduction of Section 243 and shall be eliminated from such computation in accordance with Regulation Section 1.1502-14(a)(1).

                  3. Gain or loss on intercompany transactions, whether deferred or not shall be treated by the Subsidiary in the manner required by Regulation Section 1.1502-13 (so that the Subsidiary reports the gain or loss on intercompany transactions consistent with the treatment accorded such transactions on the Consolidated Group's consolidated Federal income tax return).

                  4. Certain limitations, as provided in the Code, regarding the calculation or utilization of a deduction, the utilization of credits and the computation of separate company tax liability of the Subsidiary shall be made on a consolidated basis.

                           a. The limitation on charitable contribution deductions as provided in Code Section 170(b)(2), shall be computed in accordance with Regulation Section 1.1502-24.

                           b. The limitation on the utilization of foreign tax credits, as provided in Code Section 904(a), shall be computed in accordance with Regulation Section 1.1502-4.


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                           c.       The limitation on the utilization of jobs
                                    tax credits and other general business
                                    credits, as provided in Code Section
                                    38(c)(1), shall be computed on a
                                    consolidated basis.

                           d. The computation of the limitation on capital losses, as provided in Code Section 1211(a), shall be computed in accordance with Regulation Section 1.1502-22.

                           e. The computation of Code Section 1231 gain or loss shall be made in accordance with Regulation Section 1.1502-23.

                           f. The computation and utilization of any net operating loss deduction, as provided in Code Section 172(b)(2) shall be computed in accordance with Regulation Section 1.1502-21.

                           g. The utilization and limitation of certain built-in deductions, as provided in Regulation Section 1.1502-15, as computed in accordance with such section.

                           h. The computation of the dividend received deduction with respect to dividends received from outside the Group, as provided in Code Sections 243 through 247 shall be computed in accordance with Regulation Section 1.1502-26.

                           i. With respect to similar limitations not specifically mentioned herein, they shall be applied on a consolidated basis.

                  5. Deductions and credits which can be partially utilized as a result of applying such consolidated limitations shall be allocated and apportioned among the Subsidiaries and the other members of the Consolidated Group based upon the proportion of each such deductions and credits of such corporation to the aggregate amount of each such deductions and credits.

                  6. Notwithstanding Regulation Section 1.1502-17, Parent may direct a subsidiary to apply, with the commissioner of the Internal Revenue Service, under Code Section 446(e), for a change in the method of accounting for such corporation on an overall basis or for any material item.

                  7. Notwithstanding Regulation Section 1.1502-17, Parent must consent to any change in method of accounting by a Subsidiary on an overall basis or for any material item. If a method of accounting has not been established by Subsidiary, Parent must consent to the selection of an accounting method by such corporation.

                  8. Notwithstanding Regulation Section 1.1502-17, Parent must direct and must authorize any election which a Subsidiary may make under the Code or Treasury Regulations which may affect the Consolidated Group's taxable position. This authorization includes, but is not limited to, Section 453 (installment obligations), Section 248 (organizational expenditures) and Section 1033 (involuntary conversions).

                  9. The amounts in each taxable income bracket in the tax table in Code Section 11(b) shall be allocated in any given year to the members of the Consolidated Group as Parent shall elect.

                  10. The $25,000 direct offset to tax liability provided for in Code Section 38(c)(1)(B) shall be allocated in any given year to those members of the Consolidated Group as Parent shall elect.


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                  11.      In calculating any carryback or carryover of net
                           operating losses, adjustments shall be made to such prior or subsequent years' separate company taxable income and tax as determined under Code Section 172(b)(1). For purposes of such adjustments, any election under Code Section 172(b)(3) to forego a loss carryback shall be made by the Parent.

         C. The AMT will be determined on a consolidated basis by the Parent. The AMT will be allocated to Subsidiary based upon the Subsidiary's portion of tax preferences, adjustments, and other items causing the AMT to be applicable at the consolidated level, as follows:

  Excess of AMT        Portion of Tax Preferences     Excess of AMT Over
                       and Adjustments                Regular Tax Allocated to
  Over Regular Tax  X  Attributable to Subsidiary  =  Subsidiary
                       __________________________
                       Total of Tax Preferences
                       and Adjustments for Parent
                       and Subsidiaries

                  The "Excess of AMT Over Regular Tax Allocated" to a Subsidiary shall be added to such Subsidiary's separate return tax liability determined in paragraphs A and B above. The AMT allocated to a Subsidiary for any tax year shall not exceed the excess of Federal AMT allocable to Parent, nor shall such allocation be less than zero.

         D. In determining the portion of tax preferences attributable to a Subsidiary, the portion of the consolidated adjustment for adjusted current earnings of Code Section 56(c)(1), if any, allocable to the Subsidiary shall be an amount equal to the lesser of (1) the adjustment for adjusted current earnings computed for such Subsidiary, or (2) the consolidated adjustment for adjusted current earnings.

                  If a consolidated AMT credit carryforward is generated and utilized for any year, the credit shall be allocated to a Subsidiary based upon the proportion of excess AMT over regular tax allocated to such Subsidiary in the year(s) in which the credit arose. The amount of Federal alternative minimum tax credit allocated to Subsidiary shall not exceed the consolidated AMT credit.

III.     Liability for Tax Payments - Federal.

         A. If a Subsidiary would be subject to Federal income tax liability resulting from the calculation required by Paragraph II above, such Subsidiary shall pay such liability to Parent.

         B. If a Subsidiary would be entitled to a refund of Federal income tax resulting from the calculation required by Paragraph II, above, such Subsidiary shall receive such refund from Parent. However, any such refund is subject to the limitations included in Subparagraph B of Paragraph II.

         C. Neither Parent nor any Subsidiary shall pay or credit any amount to the other hereunder even though the Federal income tax liability of the Consolidated Group may have been increased or reduced by reason of the inclusion of the Parent or the Subsidiaries in the filing of a consolidated income tax return.

         D. Each Subsidiary agrees to Parent's appointment as the agent for and to act in its own name in all matters relating to the corporation Federal income tax liability, including payment of such


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                  liability, for any year in which it elects or is required to file a consolidated Federal income tax return.

IV.      Method and Time of Payment.

         Any amount to be paid by a Subsidiary to Parent or by Parent to a Subsidiary by reason of Paragraph III shall be paid quarterly based on Subsidiary's estimated tax liability. The quarterly payment shall be made in time to reasonably permit Parent to make required estimated payments or final settlements with the Internal Revenue Service as provided in Regulation Section 1.1502-5 with respect to Federal income taxes.

V.       Adjustment of Tax Liability.

         In the event of any adjustment of the tax liability as to the consolidated Federal income tax return of the Consolidated Group, by reason of the filing of an amended return, a tentative loss carryback refund application, claim for refund, or arising out of an audit by the IRS, the liability of the Parent and Subsidiary hereunder shall be redetermined after fully giving effect to any such adjustment as if such adjustment had been a part of the original computation, including any interest and penalties attributable to any such adjustment.

VI.      Successors, Assigns.

         The provisions and terms of this Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto.

VII.     Duration.

         With respect to each Subsidiary, unless earlier terminated by manual agreement of the parties, this Agreement shall remain in effect with respect to all taxable years for which consolidated Federal income tax returns are filed by the Consolidated Group and such Subsidiary is included as a member of the Consolidated Group.

VIII.    Earnings and Profits Adjustment.

         This Agreement is not intended to establish the method by which the earnings and profits of each member of the Consolidated Group will be determined.

IX.      Miscellaneous.

         This Agreement contains the entire agreement among the parties hereto, and supersedes any prior written or oral understanding or agreement among the parties with respect to the subject matter hereof. No modification, extension, renewal, recession, termination or waiver of any of the provisions contained herein shall be binding upon any party unless made in writing and signed on its behalf by one of its officers.

X.       GOVERNING LAW.

         THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF MISSOURI.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer, and the amendment and restatement of the Original Agreement is effective as of November 30, 2000.

RIGHTCHOICE MANAGED CARE, INC.                   HEALTHY ALLIANCE LIFE INSURANCE COMPANY


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     President and Chief Executive Officer            President and Chairman


DIVERSIFIED LIFE INSURANCE AGENCY OF             HMO MISSOURI, INC.
MISSOURI, INC.


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     Chairman                                         President and Chairman


HEALTHLINK, INC.                                 HEALTHLINK HMO, INC.


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     Chairman                                         Chairman


RIGHTCHOICE INSURANCE COMPANY                    PREFERRED HEALTH PLANS OF MISSOURI, INC.


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     President and Chairman                           Chairman


FORTY-FOUR FORTY-FOUR FOREST PARK                R & P REALTY, INC.
REDEVELOPMENT CORPORATION


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     President                                        President


C & S PROPERTIES, INC.


By:  /s/ John A. O'Rourke
    --------------------------------------
     John A. O'Rourke
     President


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